Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

THE RYLAND GROUP, INC.
(Exact name of obligor as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

24025 Park Sorrento, Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Each of the following entities will guarantee the obligations of The Ryland Group, Inc. under the Indenture and, accordingly is an obligor in respect of the Debt Securities, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated:

Convest Management Corporation, a Delaware corporation (52-1529955); Moore's Orchard, LLC, a Maryland corporation (52-2306873); RH at Emory Grove, LLC, a Maryland corporation (41-2069948); RH at Mount Hebron, LLC, a Maryland corporation (52-2293789); RH Builders of Indiana, Inc., an Indiana corporation (35-1969234); RH Investment of Indiana, Inc., an Indiana corporation (35-1969241); RH of Indiana, L.P., an Indiana corporation (35-1968182); RH of Maryland, LLC, a Maryland corporation (59-2204006); RH of Texas Limited Partnership, a Maryland corporation (74-2664253); RH Organization, Inc. a California corporation, (95-4868585); Ryland Communities, Inc., a Florida corporation (59-1741950); Ryland Golf Course at The Colony, Inc., a California corporation (52-2201187); Ryland Homes Investment-Texas, Inc., a Maryland corporation (52-1816608) Ryland Homes Nevada, LLC, a Delaware corporation (81-0600913); Ryland Homes of Texas, Inc., a Texas corporation (75-2473699); Ryland Homes of Arizona, Inc., an Arizona corporation (86-0785389); Ryland Homes of California, Inc., a Delaware corporation (95-2635472); Ryland Organization Company, a California corporation (95-4868586); Ryland Ventures, Inc., a Maryland corporation (52-1624303); Ryland Ventures II, Inc., a Maryland corporation (52-2243024); Ryland Ventures III, Inc., a Maryland corporation (52-1733016); Ryland Ventures IV, Inc., a Maryland corporation (95-4869155); The Regency Organization, Inc., a Florida corporation (59-2367217); The Ryland Corporation, a California corporation (95-4868582).

The addresses of their principal executive offices and zip codes are the same as that stated above for the Ryland Group, Inc., and they may be contacted at that address, c/o The Ryland Group, Inc.

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 7 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     8. Not applicable.

     9. Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of April, 2005.

JPMORGAN	CHASE BANK, N.A.

By	/s/ James D. Heaney

James D. Heaney
Vice President